UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 2, 2016
Date of Report

(Date of Earliest Event Reported)

Commission File Number 000-54524

APPIPHANY TECHNOLOGIES HOLDINGS CORP.
 (Name of small business issuer in its charter)

Nevada	000-54524	30-0678378
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 West Broadway, Suite 700
Salt Lake City UT 84101
 (Address of principal executive offices)

(385) 212-3305
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 8th, 2016, Appiphany Technologies Holdings Corp. (the "Company") entered into a definitive agreement (the "Agreement") with Robin's Jean for the .

The foregoing information is a summary of the Agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of the Agreement, which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review the Agreement for a complete understanding of the terms and conditions of the transaction described above.

Item 8.01 Other Events.
On August 2, 2016, the Company issued a press release announced the successful trial period of its internet monitoring software with Robin's Jean.  The trial period was for Robin's Jean ascertain if the software is a good fit for the organization in the fight against counterfeit and or diverted goods.  Following the trial period, Robin's Jean entered into the Agreement as described in Item 1.01 above.

The foregoing information is a summary of the press release described above, is not complete, and is qualified in its entirety by reference to the full text of the press release, which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review the press release for a complete understanding of the terms and conditions of the transaction described above.

Item 9.01 Exhibits

(d)           Exhibits.

Exhibit Number                                                            Description
10.1 Agreement with Robin's Jean dated June 8th, 2016
99.1 Press Release dated August 2, 2016

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

Dated: August 2, 2016	/s/ Rob Sargent
By: Rob Sargent
Its: Chief Executive Officer